  Exhibit 99.1

Dear Fellow Shareholder,

As I write to you today, we are in the midst of an unusual and even unprecedented time. The COVID-19 pandemic has severely impacted our global community and taken over our collective consciousness. While we cannot claim to know the ultimate extent, duration, or resulting economic effect of this pandemic, I am reaching out to share what information we do have as it relates to SharpSpring. Now more than ever, we believe it's increasingly important to be direct and transparent about what we’re seeing and how we’re responding to this challenge.

Employee Safety
Our first actions in response to COVID-19 were with the health and well-being of our employees in mind. In March we acted quickly and were one of the earliest in restricting all non-essential travel indefinitely and instituting a company-wide work-from-home policy. Since that time, we’ve continued to maintain an open dialogue with our workforce to ensure that everyone is remaining healthy and safe. Because of the fact that our teams have mostly worked in a distributed manner and the tools we use as an organization are all cloud-based, our transition has gone quite smoothly.

Business Update
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Reduced Cost Structure by $6 Million per year: Given the uncertainty of the business environment, we have instituted a 10% reduction in salary across the bulk of our organization, which will remain in effect until further notice. Additionally, we’ve made a number of other major decisions designed to cut down on spending, including small workforce reductions in non-revenue roles, deferring new hiring, pausing director cash compensation as well as company bonuses, removing certain benefits stipends, eliminating our events budget, and lowering professional fees. In total, we’ve effectively reduced our expense base by more than 20%, and we expect these measures will result in over $6 million in cost savings for the remainder of 2020.

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Increased Available Cash by $7 Million: To maximize the resources available to retain our employees, we were able to further increase our cash reserves through a series of recent transactions including accessing a $1.9 million line of credit, receiving a $1.6 million accelerated tax refund, and receiving approval for a $3.4 million loan through the Paycheck Protection Program (PPP) within the CARES Act being administered by the U.S. Small Business Administration (SBA). These actions supplement the $9.7 million we had at the end of the first quarter, bringing an estimated total cash to balance sheet when all are settled to ~$16.6 million.

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Sales Update: I am proud of how well our employees have adapted to working in a distributed manner. We are still bringing in new leads, hosting demos and driving sales at 2019 levels, which is encouraging given the significant reduction in our marketing spend. We have also seen an uptick in our demo schedule and attendance rates through mid-April. Additionally, our Perfect Audience business has continued to run according to plan, and we remain very optimistic about the long-term cross-selling opportunities and expanded market available to us through retargeting.

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Guidance Reflecting COVID-19: When we gave our initial revenue projections for the year in March, we had already factored in a meaningful COVID-19 impact. As of today, our guidance is unchanged, and we expect full year revenue to range between $30 and 31 million with our cash usage to be in the range of less than $4.5 million.

Essential Technology
For customers that use many or most of our features, we are deeply embedded in their sales and marketing processes. Customers build our forms, landing pages, dynamic content, workflows, and chatbots into their websites. Further still, they are building all their email marketing and social communication within our platform. At the bottom of the funnel, these customers are also using our integrated CRM, SmartMail, and Sales Optimizer features, or our shopping cart integrations to maintain and maximize their sales processes. Finally, they measure the effectiveness of all of these activities using our embedded analytics, custom reporting, and cloud dashboarding. Put simply, we are deeply embedded in within our customers’ go-to-market strategies and are the core component of their technology stack.

More importantly, our technology is critical to the success of our customers. Put another way, SharpSpring is a must-have rather than a nice-to-have software platform. On a general level, we allow businesses to operate sales and marketing functions more efficiently and effectively, which has become even more essential as companies face difficult economic times. When leads are fewer and further between, and deals are harder to come by, marketing automation is the tool that helps businesses maximize every opportunity. For this reason, SharpSpring’s sales and marketing platform is one of the last things a business considers when pursuing a cost cutting strategy.

In the last few weeks we’ve seen encouraging numbers that support this belief strongly and indicate that customers are using SharpSpring much more, not less, in the new work environment. Most notably, email usage on our platform in March was up 46% over February. Forms, tasks, and other automated functions are all running through our platform at the same or increased levels as well. Our recently launched Chatbot has now become one of the most quickly adopted features in SharpSpring history. In fact, more than 1,000 chatbots were configured within the first few weeks after launch in early March.

Another essential product we’re now providing to our customers is integrated Video Calls. It is a solution built to help marketing agencies and businesses connect with leads, contacts and clients, and we’ve included it onto our platform free of charge. We build this solution specifically in response to COVID-19, and our agency partners and their customers have both expressed their appreciation and adopted this feature in large numbers.

Zoom, Slack, Skype, and other services have been incredible resources to help people stay connected. SharpSpring Video Calls serves a different and very important purpose. We designed this tool specifically to help companies land more deals, provide outstanding support, and help maintain and save customer relationships by making face-to-face communication as convenient as a phone call. In one-click, requiring no software to download, you can communicate with people outside your company without having to worry about what platform they may or may not be using. In short, it is a game changer in terms of enabling our users’ ability to communicate with their leads and customers.

In summary, when leads and sales are harder to come by, we are finding ways to be more critical to our customers’ success than ever before. We are embedded within their technology stack and are the core piece of technology that lets them run their sales and marketing processes, making us both difficult to replace and an essential technology during these challenging times.

Competitively Positioned
Another important factor working in our favor right now is that SharpSpring is currently the low-cost provider within the marketing automation landscape. We expect that customers looking to save costs associated with far more expensive solutions will continue to turn to SharpSpring. In many cases, we can be as little at 1/10th the cost of our major competitors, and we are actively pursuing their customers with this value proposition.

Providing real value is a core part of our mission that’s built right into our pricing. To that end, and in response to the economic crisis, we’ve put in place an opt-in program that allows our agency partners to access certain short-term discounts which are tied directly to greater usage of our platform. In addition to providing some financial support for businesses that are finding themselves in increasingly difficult times, we feel that we’re also incentivizing increased adoption, which adds up to a win for both parties in the long run. This program is opt-in, and today we have only seen a handful of requests for these discounts across our customer base, which we feel is a testament to our already-low price point.

Reliable Customer Base
We talk a lot about how our customer base is mostly geared toward small and medium-sized businesses, or SMBs, and that we obtain most of these customers via our agency partners. Given the current economic climate, and the clear impact already being felt by many small businesses over the country, I think it’s important we more fully explain what a typical SharpSpring agency customer looks like.

The most important distinction for this customer base is that most are typically business-to-business, or B2B, organizations. Why that detail is important relates to the company makeup as well as their sales process. On the first point, we generally do not service micro or hyperlocal businesses, like a mom and pop pizza place or your neighborhood florist. In fact, the vast majority of our customers do not even have a brick and mortar retail location. On the second point, for many B2B companies, the average transaction size within their sales process is much larger than in a micro or consumer-focused business, usually north of $5-10,000 in annual recurring revenue, or ARR, per sale. With these B2B-oriented businesses, conducting larger transactions via an internal sales team, and having the wherewithal to hire a digital marketing agency to grow their sales, it makes sense that SharpSpring is relatively well-insulated from the current economic impacts hitting smallest businesses the hardest. Of course, this dynamic could change, but we have yet to see a major shift moving in that direction.

Finally, our customer base is highly diversified. We have more than 2,000 agency customers, and none represent more than a single percentage of our revenues – most only fractions of a percentage point. Further to that, each of these agencies has their own customers using SharpSpring underneath them, adding a second layer of revenue diversification for us. An agency may lose a client, but that does not actually mean that we will lose the agency, or indeed any revenue at all if that client was using one of the agency’s initial “pack” licenses.

In closing, like the vast majority of other businesses, we are not immune to the effects of a macroeconomic slowdown. However, we are confident that we have taken the necessary cost saving steps (over $6 million), secured an additional $7 million of additional cash reserves, and have a number of factors within our business model working in our favor that will allow us to continue to operate and grow effectively both during and after this unprecedented period. We’ve taken proactive and aggressive measures to guarantee our business continuity and the long-term health of our organization and are well positioned moving forward.

We hope you and your families remain safe and healthy during this challenging time.

Sincerely,

Rick Carlson

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.